UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2022

IsoPlexis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 11, 2022, IsoPlexis Corporation (the "Company") issued a press release reporting its preliminary unaudited financial revenue for the quarter ended March 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2022, Peter Siesel agreed to step down, effective immediately, from his position as Chief Commercial Officer of the Company. In connection with his departure from the Company, on April 6, 2022, the Company agreed in principle, subject to execution of a written separation agreement, that: (i) the Company will pay to Mr. Siesel severance benefits in an amount equal to nine (9) months of his salary at the current rate (representing a payment of $225,000) and twenty-five percent (25%) of his target bonus (representing a payment of $45,000), less applicable withholdings, with such payment to be made in connection with the first payroll processed by the Company after the eighth day following execution of a separation agreement; (ii) the Company will cover the total premium for nine (9) months of continued health insurance coverage under COBRA from May 2022 through January 2023; and (iii) the Company will make available to Mr. Siesel, at the Company’s expense, certain outplacement services and career transition coaching. In consideration of the foregoing, Mr. Siesel is expected to provide the Company with a customary general release and agree to the continuation of covenants with respect to confidentiality and non-competition and non-solicitation covenants of 4-months and 1-year, respectively.

Item 8.01. Other Events.

On April 6, 2022, the Company initiated a reorganization of its workforce to more tightly integrate its commercial, operational and development functions, while accelerating its path to profitability (“Reorganization”). At the conclusion of the Reorganization, the Company anticipates retaining approximately 80% of its prior workforce. Workforce reductions associated with the Reorganization primarily affected positions in the Company’s commercial team, technical support, and operations.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of IsoPlexis Corporation, dated April 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOPLEXIS CORPORATION

Date: April 11, 2022
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer